UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 14, 2009

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 14, 2009, NewStar Financial, Inc. (the “Company”) terminated the Stock Purchase and Sale Agreement (the “Agreement”) by and among the Company, as the purchaser, Southern Commerce Bank, National Association (the “Bank”) and Dickinson Financial Corporation (the “Seller’), as the seller. The Agreement was entered into on January 5, 2009 and subsequently amended on March 12, 2009, April 29, 2009 and May 29, 2009. The Agreement provided for the Company to purchase all of the outstanding shares of capital stock of the Bank from the Seller for a purchase price equal a fixed purchase price of $17,000,000, or $15,500,000 if the Seller exercised an option to elect to have the transaction treated as an asset sale under Section 338 of the Internal Revenue Code. The Agreement was terminable by either party without penalty after July 31, 2009.

Concurrent with the termination, the Company withdrew its application to become a bank holding company and related documents filed with the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: August 19, 2009	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

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